Exhibit 10.14

Amendment No. 2 to the

Master Property Management, Leasing

and Construction Management Agreement

This Amendment No. 2 (“Amendment No. 1”) to the Master Property Management, Leasing And Construction Management Agreement (the “Agreement”) is made and entered into as of the 2nd day of April, 2008, by and among Wells Real Estate Investment Trust II, Inc., a Maryland corporation (“Wells REIT II”), Wells Operating Partnership II, L.P., a Delaware limited partnership (“Wells OP II”), Wells Capital, Inc., a Georgia corporation (“Advisor”) and Wells Management Company, Inc., a Georgia corporation (“Manager”).

Background

Wells REIT II, Wells OP II, Advisor and Manager entered into the Agreement on November 24, 2004, pursuant to which Owner (as defined in the Agreement) retained, and reserved the right to in the future retain, Manager to manage, coordinate the leasing of, and manage construction activities related to, some of the real estate properties acquired for the benefit of Wells REIT II under the terms and conditions set forth in the Agreement.

On April 16, 2007, Wells REIT II, Wells OP II, Advisor and Manager entered into Amendment No. 1 to the Agreement to remove certain properties from the scope of the Agreement.

In connection with an application to register the common stock of Wells REIT II for sale in the Commonwealth of Pennsylvania, the Pennsylvania Securities Commission has requested certain changes to the Agreement. Accordingly, the parties wish to amend the Agreement to accommodate the request of the Pennsylvania Securities Commission.

Capitalized terms used in this Amendment No. 2 but not defined herein have the meaning ascribed to them in the Agreement.

Agreement

Now, Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 5.4.B. Section 5.4.B shall be amended and restated in its entirety to read as follows:

A.

The Manager shall indemnify and hold harmless the Owner and Owner JV, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Manager’s negligence or misconduct.

2.	General.

A.	The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended by each subsequent amendment thereto.

B.	Except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

C.	This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on next page]

In Witness Whereof, the parties have executed this Amendment No. 2 to the Property Management, Leasing and Asset Management Agreement as of the date first above written.

WELLS REIT II:

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams

Name:	Douglas P. Williams

Title:	Executive Vice President

WELLS OP II:

WELLS OPERATING PARTNERSHIP II, L.P.

By:	Wells Real Estate Investment Trust II, Inc. (as General Partner)

By:	/s/ Douglas P. Williams

Name:	Douglas P. Williams

Title:	Executive Vice President

ADVISOR:

WELLS CAPITAL, INC.

By:	/s/ Douglas P. Williams

Name:	Douglas P. Williams

Title:	Senior Vice President

MANAGER:

WELLS MANAGEMENT COMPANY, INC.

By:	/s/ M. Scott Meadows

Name:	M. Scott Meadows

Title:	Senior Vice President